EXHIBIT 16



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ERNST & YOUNG            Ernst & Young LLP                 Phone: (212) 773-3000
                         787 Seventh Avenue                www.ey.com
                         New York, New York 10019


         EXHIBIT 16 TO FORM 8-K




         February 26, 2002



         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C.  20549


         Gentlemen:

         We have read Item 4 of Form 8-K dated February 26, 2002, of SVT Inc. and are in agreement with the statements contained in the paragraphs 1 and 2 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            /s/Ernst & Young LLP





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